Exhibit 99.0

For Immediate Release	Contact:	Bob DeFillippo
September 4, 2003		973 802-4149

Prudential Financial, Inc. (NYSE:PRU) confirmed today that Prudential Securities received a subpoena from the Securities Division of the Massachusetts Secretary of the Commonwealth requesting information about market timing issues in the purchase and sale of mutual fund shares in Prudential Securities’ Boston office. Prudential said it intends to cooperate fully with the inquiry and that, to the best of its knowledge, all such trading in mutual fund shares was proper and in compliance with applicable legal and regulatory requirements.

Prudential Financial companies, with approximately $422 billion in total assets under management as of June 30, 2003, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, property and casualty insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.